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                                                                       EXHIBIT 1



                       M-Systems Flash Disk Pioneers Ltd.

                             Underwriting Agreement

                                                              New York, New York
                                                               February 19, 2004

To the Representatives named
in Schedule I hereto of the
Underwriters named in Schedule II hereto



Ladies and Gentlemen:

                  M-Systems Flash Disk Pioneers Ltd., a corporation organized under the laws of the State of Israel (the "Company"), proposes to sell to the several underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, the number of ordinary shares, NIS 0.001 par value ("Ordinary Shares") of the Company set forth in Schedule I hereto (the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to the number of additional Ordinary Shares set forth in Schedule I hereto to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under or furnished to the Commission pursuant to the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 18 hereof.

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

     (a) The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set

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forth in Schedule I hereto) on Form F-3, including a related Basic Prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

     (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

     (c) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified,


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and in the case of the non-U.S. subsidiaries of the Company, the failure to be duly incorporated and validly existing, would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

     (d) All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

     (e) The Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding Ordinary Shares have been duly and validly authorized and issued and are fully paid and nonassessable; no outstanding Ordinary Shares were issued in violation of any pre-emptive or other similar rights; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company (the "Convertible Instruments") are outstanding, and the Ordinary Shares underlying all such Convertible Instruments have been duly and validly authorized, and, when issued in accordance with the terms of the Convertible Instruments, will be fully paid and non-assessable.

     (f) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Final Prospectus under the headings "Material Israeli Tax Considerations", "Material U.S. Federal Income Tax Considerations", "Prospectus Supplement Summary -- Our Competitive Strengths -- Intellectual Property in Flash Data Storage", "Recent Developments -- Expanded Toshiba Relationship", "-- Expanded Samsung Relationship", and "-- Settlement of Patent Litigation and New License Agreement", "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Taxation", and "-- Recent Developments", and in the Registration Statement under the headings "Risk Factors -- Risks Related to Our Intellectual Property -- Our business could suffer if third parties infringe upon our proprietary technology, and our patents and proprietary technology may not afford us sufficient protection from infringement", "Business Overview - Intellectual Property Rights and Current Litigation" (Final Prospectus), "Share Option Plans and Recent Changes in that Israeli Law" and "Taxation", insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

     (g) This Agreement has been duly authorized, executed and delivered by the Company.


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     (h) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

     (i) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required by the Company or any of its subsidiaries in connection with the transactions contemplated herein, except such as have been obtained under the Act and applicable Israeli law (assuming that the Underwriters comply with the covenant set forth in Section 5(b) below) and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus, and except for those the failure of which to obtain or make would not have a Material Adverse Effect or could not reasonably be expected to have an adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby.

     (j) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the Memorandum of Association, Articles of Association, charter, by-laws or other organizational documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii) for any conflict, breach, violation, lien, charge or encumbrance as would not have a Material Adverse Effect.

     (k) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

     (l) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Final Prospectus and the Registration Statement (including the audited financial statements incorporated by reference from the Company's report on Form 6-K submitted on February 3, 2004, with respect to the year ended December 31, 2003; the audited financial statements incorporated by reference from the Company's annual report on Form 20-F, as amended, filed with respect to the year ended December 31, 2002; and the unaudited financial statements incorporated by reference from the Company's reports on Form 6-K submitted on April 15, 2003, July 17, 2003, October 27, 2003, December 31, 2003 and January 30, 2004) present fairly in all material respects to the extent they purport to represent the financial condition, results of operations and cash flows of the Company and such subsidiaries on a consolidated basis as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary consolidated financial data set forth under the caption "Summary Consolidated Financial Data" in the Final Prospectus fairly present, on the basis stated in the Final Prospectus, the information included therein.

     (m) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have an adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

     (n) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted except as would not have a Material Adverse Effect.

     (o) Neither the Company nor any subsidiary is in violation or default of
(i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), for such violations or defaults as would not have a Material Adverse Effect.

     (p) Kost Forer Gabbay and Kasierer (a Member of Ernst & Young Global), who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Prospectus, and BDO Seidman, LLP, who have certified certain financial statements of one or more subsidiaries of the Company and whose report with respect to such financial statements was relied upon by Kost Forer Gabbay and Kasierer in their report, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

     (q) There are no transfer taxes, stamp duties on issuance or other similar fees or charges under Federal law, Israeli law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

     (r) The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse

Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

     (s) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is, to the best knowledge of the Company, threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

     (t) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

     (u) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Final Prospectus (exclusive of any supplement thereto) or pursuant to applicable law.

     (v) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for those the failure of which to possess would not have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

     (w) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the


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recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (x) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (y) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto). Neither the Company nor any of its subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

     (z) The Company has reasonably concluded that there are no costs and liabilities (including, without limitation, any capital or operating expenditures) required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties pursuant to Environmental Laws which would, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

     (aa) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

     (bb) There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act"), including
Section 402 related to loans (except as previously disclosed to the Representatives in writing) and Sections 302 and 906 related to certifications. No transaction has occurred between or among the Company and any of its officers or directors,

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shareholders or any affiliate or affiliates of any such officer or director or shareholder ("Interested Party Transactions") that is required to be described in and is not described in the Final Prospectus (exclusive of any supplement thereto). All Interested Party Transactions have been duly approved in accordance with the Company's Memorandum or Articles of Association, charter or by-laws, the requirements of all applicable statutes, rules or regulations and the requirements of the Nasdaq National Market. Complete and accurate sets of all minutes of meetings of, and written consents of, the Company's board of directors from March 7, 2000 until the present have been provided to counsel for the Representatives and no material transaction has been approved by any committee thereof except as set forth in the minutes or written consents of such committee provided to counsel for the Representatives or as described in the Final Prospectus.

     (cc) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect, unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 in connection with the operations of the Company or its subsidiaries; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the operations of the Company or its subsidiaries.

     (dd) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all foreign and domestic jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

     (ee) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person whom the Company is or should reasonably be aware is currently subject to any U.S. sanctions administered by OFAC.

     (ff) The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X, and all the other subsidiaries of the Company, when taken as a whole, do not constitute a significant subsidiary as defined by Rule 1-02 of Regulation S-X.

     (gg) The Company and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Final Prospectus to be conducted. To the Company's knowledge, there: (a) are no rights of third parties to any such Intellectual Property owned by the Company or its subsidiaries that are required to be described in the Final Prospectus and that have not been so described in the Final Prospectus (exclusive of any supplement thereto); and (b) is no material infringement by third parties of any such Intellectual Property owned by the Company or its subsidiaries that is required to be described in the Final Prospectus and that has not been so described in the Final Prospectus (exclusive of any supplement thereto). There: (a) is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim against the Company or any of its subsidiaries by others challenging the Company's or any of its subsidiaries' rights in or to any such Intellectual Property; (b) is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property owned by the Company or its subsidiaries; (c) is no pending or, to the knowledge of the Company, overtly threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other intellectual property rights of others; (d) is no U.S. patent or U.S. published patent application known to the Company which, in the Company's reasonable judgment, contains claims that dominate or may dominate, or any U.S. patent or published U.S. patent application known to the Company which, in the Company's reasonable judgment, invalidates or may invalidate (A) any U.S. patent described in the Final Prospectus as being owned by the Company or any of its subsidiaries, or, (B) to the knowledge of the Company, any U.S. patents licensed by the Company or any of its subsidiaries; in each such case where any such claim would have a Material Adverse Effect on the Company; (e) is no foreign patent or foreign published patent application known to the Company which, in the Company's reasonable judgment, contains claims that dominate or may dominate, or any foreign patent or published foreign patent application or pertinent references which, in the Company's reasonable judgment, invalidates or may invalidate, (A) any foreign patent described in the Final Prospectus as being owned by the Company or any of its subsidiaries, or, (B) to the knowledge of the Company, any foreign patents licensed by the Company or any of its subsidiaries, in each such case where any such claim would have a Material Adverse Effect on the Company; and (f) is no prior art of which the Company or any of its subsidiaries is aware that may render any U.S. or foreign patent held by the Company or any of its subsidiaries invalid or any U.S. or foreign patent application held by the Company or any of its subsidiaries unpatentable which has not been disclosed to the U.S. Patent and Trademark Office or a foreign patent authority.

     (hh) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Israel or any other jurisdiction.

     (ii) The Company and each of the Subsidiaries are in compliance in all material respects with all conditions and requirements stipulated by the instruments of approval granted to them with respect to the "Approved Enterprise" status of any of the Company's facilities as well as with respect to the other tax benefits received by the Company and all Israeli laws and regulations relating to such "Approved Enterprise" status; and the Company has not received any notice of any proceeding or investigation relating to revocation or modification of any "Approved Enterprise" status granted with respect to any of the Company's facilities. To the extent that there are any oral understandings between the Company and the Israeli Investment Center amending the terms of the approved plan or the "Approved Enterprise" status granted with respect to any of the Company's facilities, such understandings are fully described in the Final Prospectus (exclusive of any supplement thereto). All information supplied by the Company with respect to such applications was true, correct and complete in all material respects when supplied to the appropriate authorities.

     (jj) The Company is not in violation of any condition or requirement stipulated by the instruments of approval granted to the Company by the Office of Chief Scientist in the Israeli Ministry of Industry and Trade, the Binational Industrial Research and Development Foundation, the Singapore-Israel Industrial Research and Development Fund, the Information Society Technology Fund, the Fund for Encouragement of Marketing Activities and any applicable laws and regulations with respect to any research and development grants given to it by such office, foundation and funds. All information supplied by the Company with respect to such applications was true, correct and complete in all material respects when supplied to the appropriate authorities.

     (kk) The Company does not have currently and has never had a permanent establishment in the United States within the meaning of Article 5 of the Convention Between the Government of the United States of America and the Government of the State of Israel With Respect to Taxes on Income.

     (ll) The Company filed all material required to be filed pursuant to Sections 13, 14, or 15(d) of the Exchange Act for a period of at least 36 calendar months immediately preceding the initial filing of the Registration Statement. The aggregate market value worldwide of the Ordinary Shares held by persons other than affiliates (as defined in Rule 405 under the Securities Act) was the equivalent of $300 million or more, computed by use of the price at which the Ordinary Shares were last sold, or the average of the bid and asked prices of such shares, as of a date within 60 days prior to the initial filing of the Registration Statement.

                  Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

     2. Purchase and Sale.

     (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $17.4825 per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in
Schedule II hereto.

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 847,500 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

     3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in
Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

     5. Agreements.

     (a) The Company agrees with the several Underwriters that:

          (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission,
     (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a)(i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

          (iii) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (iv) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request.

          (v) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or taxation, in any jurisdiction where it is not now so subject.

          (vi) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act), any other Ordinary Shares or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto; provided, however, that the Company may (A) issue new options and issue and sell Ordinary Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, and (B) issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

          (vii) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and to use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

          (viii) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (ix) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Final Prospectus, the Final Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Final Prospectus, the Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation, lodging, and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

     (b) The Underwriters agree that:

          (i) they will not offer the Securities in Israel to more than 35 offerees in the aggregate that are not Accredited Investors as listed in the First Appendix to Israel Securities Law, 5728-1968;

          (ii) they have not offered or sold and, prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

          (iii) they have only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act, 2000 ("FSMA")) received by them in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company;

          (iv) they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the Securities in, from or otherwise involving the United Kingdom; and

          (v) the offer in The Netherlands of the Securities is exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or
(ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

     (b) The Company shall have requested and caused Meitar Liquornik Geva & Leshem Brandwein, Israeli counsel for the Company, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, to the effect that:

          (i) Each of the Company and TwinSys Limited, TwinSys Data Storage Limited Partnership, Flash Holdings Ltd., Eurom Flashware Solutions Ltd., Smart Caps Ltd. and MegaSIM Ltd. (the "Israeli Subsidiaries") has been duly organized and is validly existing as a company under the laws of Israel, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus.

          (ii) All of the outstanding shares of capital stock or partnership interests of each Israeli Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as set forth in the Final Prospectus or on Schedule I hereto, all outstanding shares of capital stock or partnership interests of the Israeli Subsidiaries that are owned by the Company either directly or through wholly owned subsidiaries are free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance.

          (iii) The Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding Ordinary Shares have been duly and validly authorized and issued and are fully paid and nonassessable and, to the best of such counsel's knowledge, no outstanding Ordinary Shares were issued in the seven years immediately prior to the date hereof in violation of any preemptive or other similar right; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the holders of outstanding shares of capital stock of the Company are not entitled under any law, and, to the best of such counsel's knowledge, under any contracts, to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

          (iv) To the knowledge of such counsel, there are no material pending legal proceedings, to which the Company or its property is subject which are not adequately disclosed in the Final Prospectus (exclusive of any supplement thereto), and to such counsel's knowledge, there is no material franchise, contract or other document which has been entered into or executed by the Company other than in the ordinary course of business which is not described in the Final Prospectus (exclusive of any supplement thereto); and the statements in the Final Prospectus under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Taxation", "Material Israeli Tax Considerations", "Share Ownership -- Revisions to the Tax Ordinance", "Description of Securities", "Taxation" (except "-- United States Federal Income Tax Considerations"), "Memorandum and Articles of Association" and "Enforceability of Civil Liabilities" fairly summarize the matters therein described.

          (v) Such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Final Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Final Prospectus (except as specified in paragraph (iv) above and paragraph (xii) below), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that on the Effective Date or at the Execution Time the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and related notes, the financial statement schedules and other financial and accounting data contained therein, as to which such counsel need express no opinion).

          (vi) This Agreement has been duly authorized, executed and delivered by the Company.

          (vii) No consent, approval, authorization, permit, filing with or order of any Israeli court or governmental agency or body is required in connection with the transactions contemplated herein, except such approvals (specified in such opinion) as have been described in the Final Prospectus, all of which have been obtained. Such counsel is not aware that proceedings to rescind or modify such authorizations, permits, consents and exemptions have been instituted or are pending or contemplated by any Israeli authority; and no consent, approval, authorization or order of or filing with any court or governmental agency in Israel is required for the consummation of the transactions contemplated by this Agreement except for those which have been obtained and except for the obligations to file certain information concerning offerees of the Securities in Israel with the Israel Securities Authority.

          (viii) Neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the Memorandum of Association, Articles of Association of the Company, (ii) to the knowledge of such counsel, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its or their property is subject, or (iii) to the knowledge of such counsel, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

          (ix) To such counsel's knowledge, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

          (x) Upon issuance of the Ordinary Shares to be sold by the Company and payment therefor in accordance with the terms of this Agreement, insofar as concerns the laws of the State of Israel, the Underwriters will receive good and valid title to the Ordinary Shares being sold by the Company hereunder free and clear of any lien, charge, claim, encumbrance, security interest, restriction on transfer, shareholders' agreement, voting trust and other defect of title of any nature whatsoever.

          (xi) The Registration Statement and the Final Prospectus and their respective filings with the Commission and, to the extent required, with the appropriate authorities in Israel, have been duly authorized by and on behalf of the Company and the Registration Statement has been duly executed pursuant to such authorization in accordance with Israel law, by and on behalf of the Company.

          (xii) The statements in the Final Prospectus, insofar as such statements refer to (x) the Memorandum of Association or the Articles of Association or other organizational documents of the Company, and (y) contracts, indentures, mortgages, loan agreements, notes, leases, joint ventures and other agreements, arrangements or instruments to which the Company is a party as set forth under the captions "Prospectus Supplement Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Operating and Financial Review and Prospects", "Information on the Company -- Business Overview -- Products", "Information on the Company -- Business Overview -- Marketing and Sales", "Information on the Company -- Manufacturing and Sources of Supply", "Directors, Senior Management and Employees -- Board Practices", "Directors, Senior Management and Employees- Share Ownership -- Share Option Plans and Recent Changes in Israeli Law", "Related Party Transactions", "Material Contracts" and "Underwriting", are accurately described in all material respects, and insofar as statements in the Registration Statement and the Final Prospectus describe Israeli laws and regulations, they are fair summaries of the information set forth therein and are accurate in all material respects.

          (xiii) All licenses, approvals or permits described in the Final Prospectus as having been issued by any Israeli authority have been duly issued and, to the knowledge of such counsel, have not been rescinded or modified and are in full force and effect; such counsel is not aware that any proceedings to rescind or modify such licenses, approvals or permits have been instituted and are pending or threatened by any Israeli authority; and under exchange control regulations currently in effect there are no authorizations or consents required from any governmental or regulatory body in Israel to give nonresidents of Israel the right to freely repatriate to non-Israel currency all amounts received with respect to Ordinary Shares that were purchased with non-Israel currency, whether as a dividend, as a liquidating distribution or as proceeds from the sale of such shares, subject to applicable tax withholding.

          (xiv) To the best of such counsel's knowledge, except as described in the Registration Statement, the Company does not own any interest in real property. To the best of such counsel's knowledge, any real property and building held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings.

          (xv) Except for the Israeli stamp duty and assuming that none of the Underwriters is otherwise subject to taxation in the State of Israel, the issuance and sale to the Underwriters of the Ordinary Shares to be sold by the Company hereunder are not subject to any tax imposed by Israel or any political subdivision thereof.

          (xvi) The Company has duly and irrevocably appointed M-Systems, Inc., as its agent to receive service of process in any action against it in any Federal or state court sitting in the State of New York arising out of or in connection with this Agreement or the public offering contemplated hereby.

          (xvii) Under the laws of the State of Israel, the Company's designation of any Federal or state court sitting in the State of New York for any action to be brought by the Company against the Underwriters in relation to this Agreement, and the designation of the law of the State of New York to apply to this Agreement is binding upon the Company and, if properly brought to the attention of the court or administrative body in accordance with the laws of Israel, would be enforceable in any judicial or administrative proceeding in Israel.

          (xviii) Subject to certain time limitations, an Israeli court may declare a foreign civil judgment enforceable if it finds that the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment; the judgment is no longer appealable; the obligation imposed by the judgment is enforceable according to the rules relating to enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and the judgment is executory in the state in which it was given. A foreign judgment will not be declared enforceable if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel. An Israeli court also will not declare a foreign judgment enforceable if it is proved to the Israeli court that (i) the judgment was obtained by fraud; (ii) there was no due process; (iii) the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;
     (iv) the judgment is at variance with another judgment that was given in the same matter between the same parties and which is still valid; or (v) at the time the action was brought in the foreign court a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Israel, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in paragraph (b) include any supplements thereto at the Closing Date unless otherwise specified.

     (c) The Company shall have requested and caused Weil, Gotshal & Manges LLP, U.S. counsel for the Company, to have furnished to the Representatives their opinion and letter, both dated the Closing Date and addressed to the Representatives, substantially to the effect set forth on Exhibit 2 hereto.

     (d) The Company shall have requested and caused Dr. Mark Friedman, intellectual property counsel for the Company, to have furnished to the Representatives his opinion dated the Closing Date and addressed to the Representatives, to the effect that:

          (i) Such counsel has no reason to believe that the statements in relation to the patents and trademarks in the Registration Statement and the Final Prospectus contain any untrue statement of a material fact, or omit to state any material fact with respect to (A) patents, patent applications, trademarks and trademark applications of the Company, or (B) any allegation, which has been brought to such counsel's attention, on the part of any person that the Company is either infringing, misappropriating or violating, or in conflict with, any patent rights, trademarks, or service marks, of any such person.

          (ii) To such counsel's knowledge, other than as set forth in the Company's annual report on Form 20-F for the year ended December 31, 2002, as amended and filed with the U.S. Securities and Exchange Commission on January 26, 2004, there are no pending legal proceedings to which the Company is a party relating to patent rights, trademarks or service marks owned or used by the Company.

          (iii) Such counsel has assisted the Company in the filing of the patents and patent applications, and trademark registrations and trademark applications, in the United States, Israel and other countries (collectively, "IP Assets"). To the best of such counsel's knowledge, such counsel has not made any misleading representations or concealed any material information, in violation of Israeli law or U.S. law (37 C.F.R.
     Section 1.56), from the Israel patents Registrar or the USPTO in any of the inventions claimed in the Company's patent applications referenced in the Registration Statement and Final Prospectus, or in connection with prosecution of such applications. Such counsel disclosed all references known to them to the USPTO in accordance with the said 37 C.F.R. Section 1.56.

          (iv) To such counsel's knowledge, the Company owns all of the IP
     Assets.

          (v) The Company is listed in the records of the patent and trademark offices of Israel, the United States and applicable foreign countries ("Patent and Trademark Offices") as the sole owner of record of the respective IP Assets. To the best of such counsel's knowledge, there are no asserted claims of any persons relating to the scope, or ownership of the IP Assets, there are no material defects of form in the preparation or filing of the Patent and Trademark Applications, the Applications are being diligently prosecuted, and none of the Patent and Trademark Applications has been finally rejected, canceled or abandoned.

          (vi) Such counsel has no reason to believe that the patent and trademark applications will not result in issued patents and trademark registrations.

          (vii) Except where assistance from local correspondent firms was necessary or appropriate, such counsel has filed and prosecuted the patents, trademarks and applications. To the best of such counsel's knowledge, all pertinent prior art references known to such counsel during the prosecution of the patents and patent applications were disclosed to the patent officers, and to the best of such counsel's knowledge neither such counsel nor the Company, made any misrepresentation to, or concealed any material fact from, the patent and trademark officers during prosecution of any of the IP Assets.

     (e) The Company shall have requested and caused Baker & McKenzie, Taipei office, Republic of China counsel for the subsidiary listed on Annex A attached hereto, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth on Exhibit 3 hereto.

     (f) The Company shall have requested and will cause Loyens & Loeff, Netherlands counsel for M-Systems B.V., to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, with respect to the due incorporation, valid issuance of shares and ownership of M-Systems B.V., in a form acceptable to the Representatives.

     (g) The Representatives shall have received from each of Yigal Arnon & Co., Israeli counsel for the Underwriters, and Kramer Levin Naftalis & Frankel LLP, U.S. counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (h) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President or Chairman of the Board and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

          (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

          (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

     (i) The Company shall have requested and caused Kost Forer Gabbay and Kasierer (a Member of Ernst & Young Global) to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for each of the three quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, and as at March 31, 2003, June 30, 2003 and September 30, 2003 in accordance with Statement on Auditing Standards No. 100, and stating in effect that:

          (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

          (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for each of the three quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, and as at March 31, 2003, June 30, 2003 and September 30, 2003 incorporated by reference in the Registration Statement and the Final Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and audit committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2003, nothing came to their attention which caused them to believe that:

               a) any unaudited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and Exchange Act and with the related rules and regulations adopted by the Commission with respect to such financial statements; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus;

               b) with respect to the period subsequent to December 31, 2003, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the shareholders' equity of the Company as compared with the amounts shown on the December 31, 2003 consolidated balance sheet incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from January 1, 2004 to such specified date there were any decreases, as compared with the corresponding period in the previous quarter in revenues, gross profit or income before income taxes or in basic and diluted income per share of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus specified by the Representatives agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (i) include any supplement thereto at the date of the letter.

     (j) The Company shall have requested and caused BDO Seidman, LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that during the period of its engagement as the independent certified public accountant of M-Systems, Inc., a wholly owned subsidiary of the Company, it was independent with respect to M-Systems, Inc. and the Company within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder.

References to the Final Prospectus in this paragraph (j) include any supplement thereto at the date of the letter.

     (k) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

     (l) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (m) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

          (n) At or prior to the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of
     Exhibit 1 hereto from each officer and director of the Company and any individual or entity owning more than 5% of the Company's capital stock addressed to the Representatives.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Kramer Levin Naftalis & Frankel LLP, U.S. counsel for the Underwriters, at 919 Third Avenue, New York, New York 10022, on the Closing Date (and, with respect to the letters referred to in subsections (i) and (j) above, at the Execution Time and on the Closing Date, as applicable).

     7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     8. Indemnification and Contribution.

     (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses"), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided, further, that with respect to any untrue statement or omission of material fact made in any Preliminary Final Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstances where it shall have been determined by a court of competent jurisdiction by final judgment that (w) the Company had previously furnished copies of the Final Prospectus to the Representatives, (x) delivery of the Final Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Final Prospectus was corrected in the Final Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (i) the sentences related to concessions and reallowances, (ii) the paragraph related to short sales, stabilization and syndicate covering transactions, (iii) the list of Underwriters and the number of shares set forth opposite each such underwriters' name, (iv) the paragraph relating to passive market making, (v) the paragraph relating to the restrictions on offers of Ordinary Shares in the United Kingdom and The Netherlands, (vi) the paragraph related to the availability of a prospectus in electronic format, Internet distributions and online brokerage account holders and (vii) the paragraph relating to penalty bids constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure materially prejudices the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
(iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In any such case, the indemnifying party shall not, in connection with any one action or separate or but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to local counsel) for all indemnified parties and all such reasonable fees and expenses shall be reimbursed as they are incurred. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters, severally and not jointly, agree to contribute to the aggregate Losses to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters, severally and not jointly, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses and duties) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Ordinary Shares shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National

Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal, New York State or Israeli authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Israel of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12. Consent to Service, Submission to Jurisdiction and Related Matters.

     (a) The Company, by the execution and delivery of this Agreement, designates and appoints M-Systems, Inc., 8371 Central Avenue, Newark, CA 94560, as the authorized agent of the Company for a period of seven years from the date of this Agreement upon whom process may be served in any suit, proceeding or other action against the Company instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person controlling an Underwriter as to which such Underwriter, the directors, officers, employees and agents of any Underwriter, or any such controlling person is a party and based upon this Agreement, or in any other action against the Company in any Federal or state court sitting in the State of New York, arising out of the offering made by the Prospectus or any purchase or sale of securities in connection therewith, and the Company expressly accepts jurisdiction of any such court in respect of any such suit, proceeding or other action and, without limiting other methods of obtaining jurisdiction, expressly submits to nonexclusive personal jurisdiction of any such court in respect of any such suit, proceeding or other action. Such designation and appointment shall be irrevocable, unless and until a successor authorized agent in the United States reasonably acceptable to the Representatives shall have been appointed by the Company, such successor shall have accepted such appointment, and written notice thereof shall have been given to the Representatives. The Company further agrees that service of process upon its authorized agent or successor (and written notice of said service to the Company, mailed by certified mail or sent by telex or delivered, as provided in Section 13 below) shall be deemed in every respect personal service of process upon the Company in any such suit, proceeding or other action. In the event that service of any process or notice or motion or other application to any such court in connection with any such action or proceeding cannot be made in the manner described above, such service may be made in the manner set forth in conformance with the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents of Civil and Commercial Matters or any successor convention or treaty. The Company hereby irrevocably waives any objection that it may have or hereafter have to the laying of venue of any such action or proceeding arising out of or based on the Securities or this Agreement, or otherwise relating to the offering, issuance and sale of the Securities in any Federal or state court sitting in the State of New York, and hereby further irrevocably waives any claim that any such action or proceeding in any such court has been brought in an inconvenient forum. The Company agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any appeals or proceeding arising out of the sale of the Securities or this Agreement rendered by any such Federal court or state court shall be conclusive and, except as prohibited by applicable law, may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing contained in this Agreement shall affect or limit the right of the Underwriters to serve any process or notice of motion or other application in any other manner permitted by law or limit or affect the right of the Underwriters to bring any action or proceeding against the Company or any of its property in the courts of any other jurisdiction. The Company further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designation and appointment or such substitute designation and appointment in full force and effect. The Company hereby agrees to the exclusive jurisdiction of the courts of the State of New York, or the Federal courts sitting in the State of New York, in connection with any action brought by them relating to or arising out of this Agreement or the sale of the Securities.

     (b) The Company agrees that in any suit (whether in a court in the United States, Israel or elsewhere) seeking enforcement of this Agreement or provisions of this Agreement (i) no defense (other than a procedural defense) given or allowed by the laws of any other state or country shall be interposed by the Company in any such suit, action or proceeding unless such defense is also given or allowed by the laws of the State of New York or of the United States, (ii) if the plaintiffs therein seek a judgment in either United States dollars or Israel currency, subject to Israel foreign currency control regulations, the Company will not interpose any defense or objection to or otherwise oppose judgment, if any, being awarded in such currencies except to the extent that such a judgment would violate the laws of Israel, and (iii) if the plaintiffs therein seek to have any judgment (or any aspect thereof) awarded in Israel currency linked, for the period from entry of such judgment until actual payment thereof in full has been made, to either or both of the consumer price index of Israel and changes in the Israel currency-United States dollar exchange rate, the Company will not interpose any defense or objection to or otherwise oppose inclusion of such linkage in any such judgment except to the extent that such a judgment would violate the laws of Israel. The Company agrees that it will not initiate or seek to initiate any action, suit or proceeding, in Israel or in any other jurisdiction other than in the United States, seeking damages in respect of or for the purpose of obtaining any injunction or declaratory judgment against the enforcement of, or a declaratory judgment concerning any alleged breach by the Company or other claim by the Underwriters in respect of this Agreement or any of the Underwriters' rights under this Agreement, including without limitation any action, suit or proceeding challenging the enforceability of or seeking to invalidate in any respect the submission by the Company hereunder to the jurisdiction of the courts or the designation of the laws as the law applicable to this Agreement, in each case as set forth herein.

     (c) The Company agrees that if any payment of any sum due under this Agreement from the Company is made to or received by the Underwriters or any controlling person of any Underwriter in a currency other than freely transferable United States dollars, whether by judicial judgment or otherwise, the obligations of the Company under this Agreement shall be discharged only to the extent of the net amount of freely transferable United States dollars that the Underwriters or such controlling persons, as the case may be, in accordance with normal bank procedures, are able to lawfully purchase with such amount of such other currency. To the extent that the Underwriters or such controlling persons are not able to purchase sufficient United States dollars with such amount of such other currency to discharge the obligations of the Company to the Underwriters or such controlling persons, the obligations of the Company to the Underwriters or such controlling persons, as the case may be, shall not be discharged with respect to such difference, and any such undischarged amount will be due as a separate obligation and shall not be affected by payment of or judgment being obtained for any other sums due under or in respect of this Agreement. To the extent that the Underwriters or such controlling persons receive any payment with respect to such separate obligation in freely transferable United States dollars (or currency which can be used to purchase freely transferable United States dollars in the manner set forth above), the Underwriters or such controlling persons, as the case may be, will return to the Company a corresponding amount of the other currency.

     13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.:
(212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to
(510) 494-5545 and confirmed to it at M-Systems, Inc., 8371 Central Avenue, Newark, California 94560, attention of the General Counsel, with a copy to M-Systems Flash Disk Pioneers Ltd., 7 Atir Yeda St., Kfar Saba, Israel 44425, attention of the General Counsel.

     14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

     18. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

          "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a) hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                          Very truly yours.



                          M-Systems Flash Disk Pioneers Ltd.


                          By:/s/  DOV MORAN
                             -------------------------------------------------
                          Name: Dov Moran
                          Title:  President and Chief Executive Officer



                          M-Systems, Inc.
                          (solely in respect of Section 12 hereof)


                          By:/s/ DOV MORAN
                             -------------------------------------------------
                          Name: Dov Moran
                          Title:  President and Chief Executive Officer



                          The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.



                          Citigroup Global Markets Inc.


                          By:/s/ JOEL MARYLES
                             -------------------------------------------------
                          Name:  Joel Maryles
                          Title: Managing Director
                          For itself and the other several Underwriters named in Schedule II to the foregoing Agreement

                                   SCHEDULE I


Underwriting Agreement dated February 19, 2004

Registration Statement No. 333-109338

Representative(s): Citigroup Global Markets, Inc., CIBC World Markets Corp., UBS Securities LLC, C.E. Unterberg, Towbin, HSBC Securities (USA) Inc. and Thomas Weisel Partners LLC

Title, Purchase Price and Description of Securities:

         Title:  Ordinary Shares

         Number of Shares to be sold by the Company: 5,650,000 Underwritten Securities and, if applicable, 847,500 Option Securities

         Price to Public per Share (include accrued dividends, if any):  $18.50

         Price to Public -- total:  $104,525,000

         Underwriting Discount per Share:  $1.0175

         Underwriting Discount -- total:  $5,748,875

         Proceeds to Company per Share:  $17.4825

         Proceeds to Company -- total:  $98,776,125

         Other provisions:


Closing Date, Time and Location: February 25, 2004 at 10:00 a.m. at Kramer
                                 Levin  Naftalis & Frankel LLP, 919 Third
                                 Avenue, New York, New York  10022

Type of Offering: Non-Delayed

Date referred to in Section 5(a)(vi) after which the Company may offer or sell securities issued or guaranteed by the Company without the consent of the Representative(s): 90 days following date of Agreement

Modification of items to be covered by the letter from Kost Forer Gabbay and Kasierer delivered pursuant to Section 6(i) at the Execution Time:

                                   SCHEDULE II


      UNDERWRITERS                                  NUMBER OF UNDERWRITTEN
                                                  SECURITIES TO BE PURCHASED
         Citigroup Global Markets Inc.               2,351,507 Ordinary Shares
         CIBC World Markets Corp.                      820,293 Ordinary Shares
         UBS Securities LLC                            820,293 Ordinary Shares
         C.E. Unterberg, Towbin                        492,176 Ordinary Shares
         HSBC Securities (USA) Inc.                    492,176 Ordinary Shares
         Thomas Weisel Partners LLC                    492,176 Ordinary Shares
         ING Financial Markets LLC                     181,379 Ordinary Shares
                  TOTAL                              5,650,000 Ordinary Shares

                                                                       EXHIBIT 1

            [Letterhead of officer, director or major stockholder of
                       M-Systems Flash Disk Pioneers Ltd.]

                       M-Systems Flash Disk Pioneers Ltd.
                       Public Offering of Ordinary Shares

                                                                [________], 2004

Citigroup Global Markets Inc.
CIBC World Markets Corp.
UBS Securities LLC
C.E. Unterberg, Towbin
HSBC Securities (USA) Inc.
Thomas Weisel Partners LLC
As Representatives of the several Underwriters, c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

         This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") between M-Systems Flash Disk Pioneers Ltd., an Israel corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Ordinary Shares, NIS 0.001 par value (the "Ordinary Shares"), of the Company (the "Offering").

         In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period beginning on the date hereof and ending 90 days after the date of the Underwriting Agreement, other than Ordinary Shares disposed of as a bona fide gift or gifts, provided the donee or donees thereof agree to be bound by this Lock-Up Agreement.

         If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                           Yours very truly,


                                           ------------------------------------
                                           By:


                                           ------------------------------------
                                           Address: